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                                                                    EXHIBIT 23.0

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-82676, 33-82194 and 33-95248) of FLIR Systems, Inc. of our
report dated February 19, 1999 with respect to the consolidated financial statements of Inframetrics Inc. and Subsidiaries for the years ended December 31, 1998 and 1997, included in the Current Report on Form 8-K/A of FLIR Systems, Inc. filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


Boston, Massachusetts
June 10, 1999